UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    October 5, 2004

               MAGNUM HUNTER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-12508	87-0462881
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code         (972) 401-0752

                                                              Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 6, 2004, Magnum Hunter Resources, Inc., a Nevada corporation (the “Company”), Gruy Petroleum Management Co., a Texas corporation and wholly-owned subsidiary (“Gruy”), and Gary C. Evans amended Mr. Evans’ Employment Agreement dated January 1, 2000. Mr. Evans is the President and Chief Executive Officer of the Company and Gruy. The following is a brief description of the material terms of the amendment: (i) Mr. Evans will retire from his employment and all positions held with the Company and Gruy, other than as a director of the Company, no later than April 4, 2005, (ii) the term of Mr. Evans’ noncompetition obligations will be from the period beginning on January 1, 2000 and ending either (a) two (2) years following his voluntary termination of employment or (b) if the term of his employment agreement expires or is terminated because of his retirement on December 31, 2005 and (iii) upon Mr. Evans’ retirement he will be entitled to (a) payment of his fiscal 2005 base salary through December 31, 2005, (b) reimbursement for all COBRA insurance premiums for Mr. Evans and his qualified dependents until December 31, 2005, subject to certain exceptions, (c) certain group benefits provided to the Company’s employees with comparable salaries and responsibilities, subject to certain exceptions, (d) payment of the premiums on the existing policy or policies of insurance on Mr. Evans’ life in the aggregate face amount of $12 million through December 31, 2005 and (e) payment of an amount equal to $7,500 annually for Mr. Evans’ personal lease and use of one automobile through December 31, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        James R. Latimer, III, a director of the Company, resigned from the Company’s Board of Directors (the “Board”) effective as of October 6, 2004.

Item 7.01 Regulation FD Disclosure.

        On October 5, 2004, the Company issued a press release announcing that the Board approved an increase in its capital expenditure budget for fiscal year 2004 by $20 million from $200 million to $220 million. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

        On October 7, 2004, the Company issued a press release announcing that (i) Jerry Box was elected Chairman of the Board and Chair of a new special committee comprised of independent directors formed by the Board to investigate all possible strategic alternatives available to the Company for enhancement of stockholder value, (ii) Gary C. Evans intends to retire as President and Chief Executive Officer of the Company in April 2005, (iii) the Board plans to retain an executive search firm to advise the Company regarding a possible successor for Mr. Evans, and (iv) the Company intends to engage a financial advisor to counsel the Board and the special committee on all possible strategic alternatives available for the enhancement of stockholder value. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

      (c)       Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated October 5, 2004
99.2	Press release dated October 7, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES, INC.

Date: October 12, 2004	By: /s/ MORGAN F. JOHNSTON
Morgan F. Johnston
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release dated October 5, 2004
99.2	Press release dated October 7, 2004

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